UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2005

                            LEV PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


          Delaware                000-32947                88-0211496
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(State or other jurisdiction     (Commission             (IRS Employer
   Identification No.)           File Number)           of incorporation)


           122 East 42nd Street, Suite 2606, New York, New York 10022
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 682-3096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                EXPLANATORY NOTE

      This Current Report on Form 8-K/A amends and restates the Form 8-K filed on May 27, 2005 (the "Original Form 8-K"). Exhibits 10.1 and 10.2 contained in the Original Form 8-K are not included in this Form 8-K/A and are deemed removed from the Original Form 8-K.

Item. 1.01 Entry into a Material Definitive Agreement.

            Following consummation of the Agreement and Plan of Merger among Fun City Popcorn, Inc. ("FCP"), Lev Acquisition Corp. and Lev Development Corp. ("Old Lev") dated November 5, 2004, as amended (the "Merger"), the Board of Directors of Lev Pharmaceuticals, Inc., formerly FCP (the "Company"), determined that the basis for the exchange of options and warrants to purchase common stock of Old Lev outstanding prior to the Merger for options and warrants to purchase common stock of the Company should be changed. Though the number of shares issuable upon exercise of these options and warrants was increased, the parties to the Merger did not proportionately reduce the exercise price of these options and warrants to account for the increase in the number of shares outstanding after the Merger.

            Accordingly, in May 2005, the Company's Board of Directors reduced the exercise price of outstanding warrants to purchase 190,327 shares from $0.10 to $0.04 per share, and reduced the exercise price of outstanding warrants to purchase 111,341 shares from $0.85 to $0.30 per share. At the date of this repricing, the Company recognized a charge to operations of approximately $28,000 for the incremental value of these warrants based upon the Black Scholes option pricing model. In addition, the Company's Board of Directors further determined to reduce the exercise price, from $0.85 to $0.30, of outstanding options to purchase 1,427,450 shares of common stock held by each of the Company's Chief Executive Officer and the Company's Chairman, respectively (an aggregate of 2,854,900 shares) (the "Management Options").

            In July 2005, the Company's Board of Directors determined that the repricing of the Management Options should be subject to obtaining prior stockholder approval at the Company's next annual meeting. If this option repricing is approved by the Company's stockholders, the Company will record a charge to operations at the date such stockholder approval is obtained and the Company's statement of operations will be charged or credited at the end of each reporting period with respect to these employee options to reflect subsequent changes in the value of these options based on changes in the Company's stock price. These charges will cease upon the earlier of the exercise of the options or the adoption of Statement of Financial Accounting Standards No. 123R. If the Company's stockholders had approved this change on June 30, 2005, the Company would have recorded a charge of $1,108,200 to operations.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LEV PHARMACEUTICALS, INC.

Date:  July 28, 2005            /s/ Joshua D. Schein
                                -------------------------------------
                                Joshua D. Schein, Ph.D.
                                Chief Executive Officer